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                                                                   EXHIBIT 10.1

                              FIRST AMENDMENT TO
                   SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN
                          FOR EXECUTIVE EMPLOYEES OF
                     UNION TEXAS PETROLEUM HOLDINGS, INC.
                             AND ITS SUBSIDIARIES

        WHEREAS, Union Texas Petroleum Holdings, Inc. (the "Company") has adopted the Supplemental Non-Qualified Savings Plan for Executive Employees of Union Texas Petroleum Holdings, Inc. and its Subsidiaries (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan;

        NOW, THEREFORE, the Plan is amended as follows, effective September 1, 1995:

        1. The second sentence of Section 5 of the Plan shall be deleted and the following shall be submitted therefore:

        "Amounts credited to the Participant's Account shall accrue amounts equal to interest, commencing on the date credited to the Participant's Account, at a variable rate equal to the rate credited from time to time to amounts in the fixed income fund under the Qualified Savings Plan; provided, however, in the event that there shall be more than one fixed income fund under the Qualified Plan, the rate shall equal the rate credited from time to time to amounts in the fixed income fund selected by the Committee and designated by the Committee as the fixed income fund upon which the rate shall be used."

        2. AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

        EXECUTED effective as of the 1st day of September, 1995


                                           UNION TEXAS PETROLEUM HOLDINGS, INC.

                                           By:      /s/  J. L. Whitmire
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